Exhibit 4.12

                              AMENDED AND RESTATED
                             --------------------
                         LINE OF CREDIT PROMISSORY NOTE
                        ------------------------------

$500,000.00                                                     Atlanta, Georgia
                                                                 August 30, 2000
                                                                        --

     FOR VALUE RECEIVED, the undersigned, COLOR IMAGE INC., a Georgia corporation, COLOR IMAGING, INC., a Delaware corporation, LOGICAL IMAGING SOLUTIONS, INC., a California corporation, and ALOREX CORP., a New York corporation (collectively, jointly and severally, "Borrower"; with all references herein to "Borrower", as the context requires or allows, to refer to each, any and all of the entities constituting Borrower), jointly and severally promise to pay to the order of SOUTHTRUST BANK, an Alabama banking corporation, successor by conversion to SouthTrust Bank, N.A. ("Bank"), at the office of Bank in Atlanta, Georgia, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00), or so much thereof as may have been advanced to Borrower from time to time and not repaid by Borrower pursuant to the terms hereof, together with interest on the unpaid principal amount of such advances at a per annum rate equal to the Base Rate of Bank as in effect from time to time plus one-half of one percent (.5%) so long as the principal amount, or any part thereof, is outstanding. The principal amount of such advances shall bear interest from the date of each such advance.

     Interest provided for herein shall be due and payable monthly commencing on the 1st day of September, 2000, and continuing on the same day of each month thereafter through and until such time as there remains no unpaid principal balance on the amounts advanced to Borrower hereunder under that certain Loan and Security Agreement (as amended, the "Loan Agreement") between Borrower and Bank dated as of May 5, 2000, as amended by Amendment of Loan Documents dated as of the date hereof. The applicable interest rate shall be determined by Bank and shall change from time to time as and when the Base Rate of Bank changes until the principal amount is paid in full.

     Principal and interest shall be payable in lawful money of the United States of America. Interest on the principal amount shall be calculated on the basis of a 360-day year by multiplying the principal amount by the per annum rate set forth above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360. The term "Base Rate" means the rate of interest designated by Bank peridodically as its Base Rate. The Base Rate is not necessarily the lowest rate charged by Bank. The Base Rate on the date of this Note is nine and one-half percent (9.5%) per annum. The interest rate effective hereunder on the date of this note is therefore ten percent (10%) per annum. Time is of the essence with respect to the amounts due hereunder.

     During the Commitment Period (as defined in the Loan Agreement), Borrower may borrow, repay and reborrow the principal sum of this Note, all in accordance with the terms of the Loan Agreement but only in such amounts and to the extent therein provided. On November 30, 2000 or such earlier date as may be provided in the Loan Agreement (the "Maturity Date"), this Note shall mature and all principal, interest, and other fees and charges due with respect hereto, if not previously paid, shall be immediately due and payable.

     Borrower will pay to Bank a late charge equal to three percent (3%) of any payment not received by Bank within fifteen (15) days after the due date thereof. Collection or acceptance by Bank of such late charge shall not constitute a waiver of any remedies of Bank provided herein.


     This Note is the "Additional Note" referred to in and is entitled to the benefits of the Loan Agreement and is secured by the security set forth and/or referred to in said Loan Agreement. Funds disbursed hereunder shall be disbursed in accordance with the Loan Agreement. This Note is unconditionally guaranteed by Guaranty Agreements executed by DR. SUE-LING WANG, JUI-CHI (JERRY) WANG, JUI-HONG (JACK) WANG, JUI-KUNG (ELMER) WANG and KINGS BROTHERS, LLC. (collectively, the "Guarantors"; singularly, a "Guarantor") dated as of May 5, 2000, affirmed as of the date hereof.

     The principal sum evidenced by this Note, together with accrued but unpaid interest, shall be due and payable on the Maturity Date, but in any event at the option of Bank upon the occurrence of (1) any failure by Borrower to pay as and when due any installment of principal or interest due hereunder; (2) any default or Event of Default under the Loan Agreement or any other default or failure by Borrower to observe any covenant, condition or agreement under the terms of this Note, the Loan Agreement, any of the Loan Documents (as defined in the Loan Agreement),or any other security documents heretofore or hereafter executed by Borrower to secure this Note; (3) the expiration of the Commitment Period (as defined in the Loan Agreement); (4) the filing by Borrower or any Guarantor of a voluntary petition in bankruptcy, the adjudication of Borrower or any Guarantor as a bankrupt or insolvent, the filing by Borrower or any Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower's or any Guarantor's seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator or the making of any general assignment for the benefit of creditors or its admission in writing of its inability to pay its or his debts generally as they become due; (5) the entry by a court of competent jurisdiction of an order, judgment or decree approving a petition filed against Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for thirty (30) consecutive days from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Borrower or any Guarantor or of a substantial part of its or his property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, (6) the death, dissolution or termination of any Guarantor unless a substitute Guarantor acceptable to Bank is obtained within one hundred and twenty days (120) days of the death, dissolution or termination of said Guarantor; or (7) the occurrence of any material adverse change in the financial condition or prospects of Borrower or any Guarantor.

     Upon any default, Borrower agrees to pay interest to Bank (or any holder) at the annual rate of two percent (2%) in excess of the rate otherwise herein provided, as said rate shall change from time to time, on the aggregate indebtedness represented by this Note, including interest earned to maturity, from maturity, whether or not resulting from acceleration, until such aggregate indebtedness is paid in full. Bank (or any holder) shall be entitled to recover all expenses of collecting this Note, including, without limitation, costs of court and reasonable and actual attorneys' fees.

     The acceptance by Bank of any payment or payments due hereunder, or any part of such payment, after any default shall not constitute a waiver of such default by Bank.

     With respect to the amounts due under this Note, Borrower waives the following:

      1. All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

      2. Demand, presentment, protest, notice of dishonor, notice of non-payment, suit against any party, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligations hereunder; and

      3. Any further receipt for or acknowledgment of any collateral now or hereafter deposited as security for the obligations hereunder.

     Regardless of any provision contained in this Note or any of the Loan Documents, in no event shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Note or any of the Loan Documents, and that are deemed interest under Applicable Law, exceed the Maximum Rate. No provision of this Note or in any of the Loan Documents or the exercise by Bank of any right hereunder or under any Loan Document or the prepayment by Borrower of any of the Obligations or the occurrence of any contingency whatsoever, shall entitle Bank to charge or receive, or to require Borrower to pay, interest or any amounts deemed interest by Applicable Law (such amounts being referred to herein collectively as "Interest") in excess of the Maximum Rate, and all provisions hereof or in any Loan Document which may purport to require Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect to the extent only of the excess of Interest over such Maximum Rate. Any Interest charged or received in excess of the Maximum Rate ("Excess"), shall be conclusively presumed to be the result of an accident and bona fide error, and shall, to the extent received by Bank, at the option of Bank, either be applied to reduce the principal amount of the Obligations or returned to Borrower. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate unaccrued interest and no such interest will be collected by Bank. All monies paid to Bank hereunder or under any of the Loan Documents shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Bank, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Bank, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Bank shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Loan Document (whether or not any provision of this Section is referred to therein).

     Borrower and Bank, as and to the greatest extent allowed by law, hereby waive any right to trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (a) arising out of or in any way pertaining or relating to this Note, the Loan Agreement, any Loan Document, or any other instrument, document or agreement executed or delivered in connection with this Note or (b) in any way connected with or pertaining or related to or incidental to any dealings of the parties hereto with respect to this Note, the Loan Agreement, any Loan Document, or any other instrument, document or agreement executed or delivered in connection herewith or in connection with the transactions related thereto or contemplated thereby or the exercise of either party's rights and remedies thereunder, in all of the foregoing cases whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. Borrower and Bank agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive trial by jury, and that any dispute or controversy whatsoever between them shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

     Bank shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Bank. All rights and remedies of Bank under the terms of this Note and under applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or set off in respect to the obligations set forth herein. The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower's successors and assigns. The obligations of each person named as Borrower herein shall be joint and several obligations of all such persons. This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia. Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Any notice required to be given shall be deemed given if mailed, postage prepaid, to Borrower at the address set forth in the Loan Agreement.

     This Note is amends and restates Line of Credit Promissory Note dated May 5, 2000, made by Colo Image, Inc. to the order of Bank and is not, does not effect and is not intended to be or effect a novation.

     IN WITNESS WHEREOF, Borrower has executed this instrument under seal as of the day and year first above written.

                                             BORROWER:

WITNESSES:                                   COLOR IMAGE, INC., a
                                             Georgia corporation

/s/ Mark T. Johnson                          By: /s/ Sue-Ling Wang
---------------------------------                -------------------------------
                                                 Dr. Sue-Ling Wang, President

/s/ Ann Shieh                                      [CORPORATE SEAL]
---------------------------------

WITNESSES:                                   COLOR IMAGING, INC., a
                                             Delaware corporation

/s/ Mark T. Johnson                          By: /s/ Sue-Ling Wang
---------------------------------                -------------------------------
                                                 Name: Sue-Ling Wang
/s/ Ann Shieh                                    -------------------------
---------------------------------                      President

                                                       [CORPORATE SEAL]

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WITNESSES:                                   LOGICAL IMAGING SOLUTIONS, INC., a
                                             California corporation

/s/ Mark T. Johnson                          By: /s/ Sue-Ling Wang
---------------------------------                -------------------------------
                                                 Name: Sue-Ling Wang
/s/ Ann Shieh                                    -------------------------
---------------------------------                      President

                                                       [CORPORATE SEAL]


WITNESSES:                                   ALOREX CORP., a New York
                                             corporation

/s/ Mark T. Johnson                          By: /s/ Sue-Ling Wang
---------------------------------                -------------------------------
                                                 Name: Sue-Ling Wang
/s/ Ann Shieh                                    -------------------------
---------------------------------                      President

                                                       [CORPORATE SEAL]

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